As filed with the Securities and Exchange Commission on August 4, 2004

Registration No. 333-112845

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UPSON BANKSHARES, INC.
(Exact name of issuer as specified in its charter)

Georgia	6022	58-2256460
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

108 South Church Street
Thomaston, Georgia 30286-4104
(706) 647-5426
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel W. Brinks, President
108 South Church Street
Thomaston, Georgia 30286-4104
(706) 647-5426
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Thomas O. Powell	Walter G. Moeling, IV
Troutman Sanders LLP	Powell, Goldstein, Frazer & Murphy LLP
600 Peachtree Street, N.E., Suite 5200	191 Peachtree Street, Suite 1600
Atlanta, Georgia 30308-2216	Atlanta, Georgia 30303
(404) 885-3294	(404) 572-6629

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

     If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

     This Amendment No. 4 to the Registration Statement on Form S-4 of Upson Bankshares, Inc. (No. 333-112845) (the “Registration Statement”) is being filed to amend Exhibit 8.1 previously filed with Amendment No. 3 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of November 24, 2003 and amended as of June 30, 2004, by and between First Polk Bankshares, Inc. and Upson Bankshares, Inc. (included as Appendix A to the joint proxy statement/prospectus and incorporated by reference herein)

3.1	Articles of Incorporation of Upson Bankshares, Inc.*

3.2	Amended and Restated Bylaws of Upson Bankshares, Inc.*

4.1	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of Upson Bankshares, Inc., defining rights of holders of common stock of Upson Bankshares, Inc.*

5.1	Securities Opinion of Troutman Sanders LLP*

8.1	Tax Opinion of Troutman Sanders LLP

10.1	Lease Contract, dated September 14, 1993, between Truitt A. Mallory and Bank of Upson*

10.2	Form of Executive Supplemental Retirement Plan Agreement*

23.1	Consents of Troutman Sanders LLP (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Mauldin & Jenkins, LLC as to Upson Bankshares, Inc.*

23.3	Consent of Mauldin & Jenkins, LLC as to First Polk Bankshares, Inc.*

23.4	Consent of Financial Advisor*

24.1	Power of Attorney (included in the original signature page to this Registration Statement)*

99.1	Form of Proxy Card for First Polk Bankshares, Inc.*

99.2	Form of Proxy Card for Upson Bankshares, Inc.*

99.3	Opinion of Financial Solutions (included as Appendix C to the joint proxy statement/prospectus and incorporated by reference herein)

*Previously filed.

(b) Financial Statement Schedules.

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomaston, State of Georgia, on August 4, 2004.

UPSON BANKSHARES, INC.

By:	/s/ Daniel W. Brinks

Daniel W. Brinks, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
* Richard T. Bridges	Director	August 4, 2004

/s/ Daniel W. Brinks Daniel W. Brinks	Chief Executive Officer, President (principal executive officer, principal financial officer, and principal accounting officer) and Director	August 4, 2004

* Dr. Benjamin S. Brown	Director	August 4, 2004

/s/ Robert P. Cravey Robert P. Cravey	Chairman, Secretary and Director	August 4, 2004

* Zack D. Cravey, Jr.	Director	August 4, 2004

* Dr. W. M. Oxford	Director	August 4, 2004

* Dr. Warren Patrick	Director	August 4, 2004

* W. Gaines Wilson	Director	August 4, 2004

*By: /s/ Daniel W. Brinks Daniel W. Brinks, Attorney-in-Fact

II-5

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

8.1	Tax Opinion of Troutman Sanders LLP